UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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KRONOS INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. § 240.14a-101.

SEC 1913 (3-99)

KRONOS INCORPORATED

297 Billerica Road

Chelmsford, Massachusetts 01824

January 9, 2006

Dear Stockholder:

We cordially invite you to attend our 2006 annual meeting of stockholders, which will be held at 10:00 a.m. on Thursday, February 16, 2006 at our offices, which are located at 297 Billerica Road, Chelmsford, Massachusetts 01824.

At this year’s annual meeting, the agenda will include the election of directors, approval of our amended and restated 2002 stock incentive plan, and the ratification of the selection of our registered public accounting firm for fiscal 2006. Please refer to the enclosed proxy statement for detailed information on each of these proposals and other important information about Kronos.

We hope you will be able to attend the annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please complete, sign and return your proxy so that your shares will be voted at the annual meeting.

Sincerely,

MARK S. AIN

Executive Chairman of the Board

KRONOS INCORPORATED

297 Billerica Road

Chelmsford, Massachusetts 01824

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

February 16, 2006

Dear Stockholder:

The annual meeting of stockholders of Kronos Incorporated will be held at 10:00 a.m. on Thursday, February 16, 2006, at our corporate headquarters located at 297 Billerica Road, Chelmsford, Massachusetts 01824. The purpose of the annual meeting is to:

1. Elect two class II directors to hold office for the next three years.

2. Approve our amended and restated 2002 stock incentive plan.

3. Ratify the selection of Ernst & Young LLP as our registered public accounting firm for the 2006 fiscal year.

Only stockholders of record at the close of business on December 19, 2005 will be entitled to vote at the annual meeting and any and all adjourned sessions thereof. Our stock transfer books will remain open.

To ensure that your vote is recorded promptly, please vote as soon as possible. Most stockholders have three options for submitting their vote. If you are a stockholder of record, you may vote by telephone if you reside in the United States, Canada or the US territories, via the Internet (see the instructions on the proxy card), or by completing, signing and mailing the proxy card in the enclosed postage-paid envelope. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves Kronos significant postage and processing costs. If your shares are held in “street name”, that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

PAUL A. LACY,

Secretary

Chelmsford, Massachusetts

January 9, 2006

KRONOS INCORPORATED

297 Billerica Road

Chelmsford, Massachusetts 01824

PROXY STATEMENT

Our board of directors is soliciting your proxy for the annual meeting of stockholders to be held at our corporate headquarters located at 297 Billerica Road, Chelmsford, Massachusetts 01824, on Thursday, February 16, 2006 at 10:00 a.m. and at any and all adjourned sessions of the annual meeting.

We are mailing our annual report for the fiscal year ended September 30, 2005, to our stockholders with this notice and proxy statement on or about January 9, 2006.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on December 19, 2005 will be entitled to vote at the annual meeting. The majority of the shares of common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy to have a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy (including shares which abstain, withhold the vote or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the annual meeting. At the close of business on December 19, 2005, we had 31,865,530 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote.

Voting Your Shares and Votes Required

Your vote is very important. If you do not vote your shares, you will not have a say in the issues to be voted on at this annual meeting. In addition, banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the adoption of our amended and restated 2002 stock incentive plan, which we refer to as the 2002 plan.

In order to be elected as directors, both of the nominees for director must receive a plurality of the votes cast at the annual meeting. Approval of the 2002 plan and ratification of the selection of Ernst & Young LLP as our registered public accounting firm for the 2006 fiscal year will each require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the annual meeting.

Shares that abstain from voting on a particular proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular proposal, will not be counted as votes “in favor” of such proposal, and will also not be counted as votes cast or shares voting on that proposal. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a proposal that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a proposal. However, abstentions are considered to be present or represented in determining whether a quorum exists on a given matter.

Submitting Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the director nominees;

•	FOR the amendment of the 2002 plan; and

•	FOR the ratification of the selection of our registered public accounting firm.

To ensure that your vote is recorded promptly, please vote as soon as possible. Most stockholders have three options for submitting their vote. You may vote by telephone using the toll-free number printed on the proxy card if you reside in the United States, Canada or one of the US territories, via the Internet (see the instructions on the proxy card), or by completing, signing and mailing the proxy card in the enclosed postage-paid envelope. If you plan to vote by phone or via the Internet, you should have your proxy card in hand as you will need the control number printed on the card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves Kronos significant postage and processing costs.

Stockholders that attend the annual meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the annual meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the annual meeting.

Revoking or Changing Your Proxy

You may revoke or change your proxy at any time before it is voted. For a stockholder “of record”, meaning one whose shares are registered in his or her own name, to revoke or change a proxy, the stockholder may follow one of the procedures listed below.

1. If you voted by telephone, please call the same toll-free number that you used before. Only your last telephone vote will be counted.

2. If you voted via the Internet, please return to the Internet site printed on your proxy card. Only your last Internet vote will be counted.

3. If you voted by returning a signed proxy card, you may:

•	submit another properly signed proxy, which bears a later date;

•	deliver a written revocation to the corporate secretary; or

•	attend the annual meeting or any adjourned session thereof and vote in person.

If you are a beneficial owner of our common stock, and not the stockholder of record (for example your common stock is registered in “street name” with a brokerage firm), you must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke or change a proxy. You should contact the stockholder of record directly for more information on these procedures.

Other Information

We will bear the expense of soliciting proxies and we have retained Morrow & Co., Inc. to assist us in the solicitation of proxies. We expect to pay the firm a fee of $7,500 plus expenses. Our officers and certain other employees, without additional remuneration, may also solicit proxies personally or by telephone, e-mail or other means.

Our annual report on form 10-K for the fiscal year ended September 30, 2005 may be found on the Internet at our website at www.kronos.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. In addition, we will send any stockholder a free copy of our annual report on form 10-K for the fiscal year ended September 30, 2005, as filed with the SEC, except for exhibits, which may be provided at an additional charge.

To receive your copy, please send a written request to the Treasurer, Kronos Incorporated, 297 Billerica Road, Chelmsford, Massachusetts 01824.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of September 30, 2005 by:

•	each person or group known by us to beneficially own more than 5% of our outstanding common stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” below; and

•	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the Securities and Exchange Commission, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of September 30, 2005 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after September 30, 2005 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of September 30, 2005, there were 31,724,460 shares of common stock issued and outstanding. The address of all of our executive officers and directors is in care of Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
FMR Corp. 82 Devonshire Street Boston, MA 02109	3,281,991	(1)	10.3%

Columbia Wanger Asset Management, L.P. 227 W. Monroe Street, Suite 3000 Chicago, IL 60606	2,744,087	(2)	8.6%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,227,749	(3)	7.0%

Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars, 2nd floor Los Angeles, CA 90067	1,618,419	(4)	5.1%

Aron J. Ain*	77,584	(5)	†

Mark S. Ain*	455,448	(5)	1.4%

W. Patrick Decker*	15,292	(5)	†

Richard J. Dumler*	24,404	(5)	†

David B. Kiser*	5,726	(5)(6)	†

Lawrence J. Portner*	16,688	(5)	†

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
Samuel Rubinovitz*	15,187	(5)		†

Bruce J. Ryan*	1,200			†

Paul A. Lacy	112,561	(5)		†

Peter George	100,160	(5)		†

James Kizielewicz	70,541	(5)		†

All current directors and executive officers as a group (14 persons)	1,076,760	(7)	3.3%

*	Director of our company
†	Less than 1% of the shares of total common stock outstanding as of September 30, 2005.
(1)	Based solely on information contained in a Schedule 13G that FMR Corp. filed with the Securities and Exchange Commission on April 11, 2005. The filing indicated that as of March 31, 2005, FMR Corp. had the sole power to dispose or direct the disposition of 3,281,991 shares and had the sole right to vote or to direct the vote of 924,206 shares.
(2)	Based on information provided to us by Columbia Wanger Asset Management, L.P., these shares consist of 1,700,000 shares held by Columbia Acorn Fund; 266,650 shares held by Columbia Acorn USA; 7,500 shares held by Banque du Louvre Multi Select; 20,000 shares held by Fairfax County Employees’ Retirement; 32,500 held by New America Small Caps; 4,000 held by Northeastern University; 150,000 held by the State of Oregon; and 563,437 shares held by Wanger US Smaller Companies, a series of Wanger Advisors Trust. Columbia Wanger Asset Management, L.P. acts as investment advisor to each of the registered owners above and as a result, along with its general partner WAM Acquisition G.P., has shared voting authority and dispositive power with respect to these shares of common stock.
(3)	Based on information provided to us by T. Rowe Price Associates, Inc., these shares are owned by various individuals and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or vote the securities. T. Rowe Price Associates has sole dispositive power for 2,227,749 shares and sole voting power for 325,150 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims the beneficial ownership of such shares.
(4)	Based upon information provided to us by Kayne Anderson Rudnick Investment Management, these shares are owned by Kayne Anderson Rudnick Investment Management, who has sole investment and voting power with respect to these shares.
(5)	Includes the following outstanding stock options which may be exercised within 60 days of September 30, 2005: Mr. Aron Ain: 71,000; Mr. Mark Ain: 158,375; Mr. Decker: 5,062; Mr. Dumler: 12,874; Mr. Kiser: 2,576; Mr. Portner: 1,688; Mr. Rubinovitz: 1,687; Mr. Lacy: 101,000; Mr. George: 87,687: Mr. Kizielewicz: 67,187.
(6)	Includes 550 shares held by Mr. Kiser’s spouse and 300 shares held by Mr. Kiser’s minor son.
(7)	Includes outstanding options to purchase 664,970 shares exercisable within 60 days of September 30, 2005.

EQUITY COMPENSATION PLAN INFORMATION

As of September 30, 2005

The following table provides information about securities authorized for issuance under our equity compensation plans as of September 30, 2005:

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	3,361,506	(2)	$33.80	2,044,816	(3)
Equity compensation plans not approved by stockholders	—		—	—
TOTAL	3,361,506		$33.80	2,044,816	(1)

(1)	Consists of the following equity compensation plans: 1992 equity incentive plan, or 1992 plan, the 2002 plan, and 2003 employee stock purchase plan, or 2003 ESPP, each as amended and/or restated to date. Shares of common stock can only be issued under the 2002 plan and 2003 ESPP.
(2)	Consists of 414,125 shares subject to outstanding options under the 1992 plan, and 2,947,381 shares subject to outstanding options under the 2002 plan. Excludes 627,191 shares issuable or available for issuance under the 2003 ESPP in connection with the current and future offering periods, such shares being included in column (c) of the table.
(3)	Consists of (i) 1,417,625 shares available for issuance under the 2002 plan to our officers, directors, employees, consultants and advisors and (ii) 627,191 shares available for issuance under the 2003 ESPP in connection with the current and future offering periods.

PROPOSAL I

ELECTION OF DIRECTORS

Our restated articles of organization and amended and restated by-laws, each as amended to date, provide for the classification of our board into three classes, as nearly equal in number as possible. The class I, class II and class III directors are currently serving until the annual meeting of stockholders that will be held in 2008, 2006 and 2007, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

Our board has fixed the number of directors at eight and the number of class II directors at two. There are currently three class I directors, two class II directors and three class III directors.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of the persons named as nominees below as class II directors for a term of three years, until the annual meeting of stockholders to be held in 2009 and until their respective successors are elected and qualified.

The nominees listed below are currently serving as directors and both of them have indicated that they are willing to continue to serve, if elected. The nominating committee of the board nominated both candidates for election. If either of the nominees should become unavailable, the persons named as proxies will vote all proxies received for a substitute nominee designated by the board, unless instructions are given to the contrary. The board has no reason to believe that either of the nominees will become unavailable.

In the section below, we provide the names and biographical information about the two class II nominees and each other member of the board. Information about the number of shares of common stock beneficially owned by each director as of September 30, 2005 appears above under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 3.

Other than Mr. Mark Ain, our executive chairman, and Mr. Aron Ain, our chief executive officer, who are brothers, there are no family relationships among any of our directors, nominees for director and executive officers.

Class II Director Nominees

Term Expiring in 2009

Mark S. Ain, 62

Executive Chairman of the Board

Mark S. Ain, a founder of our company, has served as a director since our organization in 1977. He became the executive chairman of our board of directors in October 2005. From our organization in 1977 until October 2005, Mr. Ain served as chief executive officer and chairman of the board. He also served as president from 1977 through September 1996. From 1974 to 1977, Mr. Ain operated his own consulting company, providing strategic planning, product development and market research services. From 1971 to 1974, he was associated with a consulting firm. From 1969 to 1971, Mr. Ain was employed by Digital Equipment Corporation both in product development and as sales training director. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester. Mr. Ain is a director of KVH Industries, Inc., LTX Corporation and the National Board of the American Electronics Association.

David B. Kiser, 58

Director

David B. Kiser served as a director from 1989 to January 1997 and rejoined the board in October 2002. Mr. Kiser is a director with Sage Partners, LLC, a consulting and investment firm specializing in strategic leadership. Before joining Sage, he was an independent management consultant and investor. From 1992 until 1996, he served as chairman of the board and CEO of Gradient Corporation, an environmental consulting firm. Before that he was a partner and director of Cambridge Research Institute, Inc., a general management and healthcare consulting firm.

Information About Continuing Directors

Class III Directors

Terms Expiring in 2007

Aron J. Ain, 48

Chief Executive Officer & Director

Aron J. Ain, who is a brother of our executive chairman Mark S. Ain, was elected to the board of directors in November 2005. Mr. Ain became chief executive officer of our company in October 2005. He served as executive vice president and chief operating officer from February 2002 until October 2005 with direct responsibility for our engineering and marketing organizations as well as for worldwide sales and service. Previously, he served as the vice president of our sales and service operations from 1988 until February 2002. Mr. Ain joined our company in 1979 and served in various sales and service positions from 1979 until 1988. He received a B.A. from Hamilton College and participated in the executive education program run by the AEA/Stanford Executive Institute. Mr. Ain is a director of Pragmatech Software Inc., and Unica Corporation.

Richard J. Dumler, 63

Director

Richard J. Dumler has served as a director since 1982. Mr. Dumler joined Milestone Venture Partners II L.P., a venture capital partnership, as a general partner in January 2002. Mr. Dumler has also served as a general partner of Lambda Management, L.P., a venture capital investment company, since 1983, and as vice president of Lambda Fund Management Inc., an investment management company, since 1990. He served as first vice president of Drexel, Burnham, Lambert, Inc. from 1983 to 1990.

Samuel Rubinovitz, 75

Director

Samuel Rubinovitz has served as a director since 1985 and as lead Director since August 2002. From 1989 until April 1996, he was a director of PerkinElmer, Inc., a diversified manufacturer of scientific instruments and electronic, optical and mechanical equipment. In January 1994, Mr. Rubinovitz retired from his position as executive vice president of PerkinElmer, a position he had held since 1989. From 1986 to 1989, he was senior vice president of PerkinElmer. Mr. Rubinovitz is also director of Richardson Electronics, Inc. and LTX Corporation.

Class I Directors

Terms Expiring in 2008

W. Patrick Decker, 58

Director

W. Patrick Decker has served as a director since 1997. Mr. Decker retired in October 2002. Prior to that, Mr. Decker served as our president and chief operating officer from October 1996 until April 2002. Previously, he served as the vice president of our marketing and field operations from 1982 until October 1996. From 1981 to 1982, Mr. Decker was general manager at Commodore Business Machines, Inc.- New England Division, a personal computer manufacturer. From 1979 to 1980, Mr. Decker was a national sales manager for the General Distribution Division of Data General Corporation, a computer company. Mr. Decker is a director of MatrixOne, Inc.

Lawrence J. Portner, 69

Director

Lawrence J. Portner has served as a director since 1993. Mr. Portner held the position of vice president of software engineering for Data General Corporation from June 1992 to December 1994 and served as a consultant to Data General Corporation from 1988 to June 1992. Prior to that time, Mr. Portner held the position of vice president and general manager of research and development of Apollo Computer from 1983 to 1986. From 1963 to 1983, Mr. Portner served in various capacities at Digital Equipment Corporation, including vice president of strategic planning.

Bruce J. Ryan, 62

Director

Bruce J. Ryan has served as a director since August 2005, when he was appointed to serve out the term of D. Bradley McWilliams upon Mr. McWilliam’s retirement. Mr. Ryan joined SilverStorm Technologies as a director in 2002 and was appointed as chairman of the board in December 2003. From February 1998 until October 2001, Mr. Ryan served as executive vice president, chief financial officer and director of Global Knowledge Network. Previously, he was executive vice president and chief financial officer at Amdahl Corporation from 1994 to 1997. From 1969 to 1994, Mr. Ryan served in various capacities at Digital Equipment Corporation, including senior vice president of industry marketing and vice president and corporate controller. Mr. Ryan is also a director at Axeda Systems, Inc., Enterasys Networks, Inc., and KVH Industries, Inc.

Director Compensation

It is the policy of the board to pay non-employee members of the board through a mixture of cash and equity-based compensation. Each non-employee director receives a quarterly retainer of $1,250 for his services as a director, $2,750 for each board meeting attended, and $1,000 for each committee meeting attended that is not held on the same day as a board meeting. In addition, the chairman of the audit committee receives a quarterly retainer of $1,500 and each member of the audit committee receives $500 quarterly. All other board committee chairmen also receive a quarterly retainer of $500. We also reimburse expenses incurred by non-employee directors to attend board and committee meetings.

In addition, each non-employee director generally receives an annual stock option grant to purchase shares of common stock at a price equal to fair market value on the date of grant, so long as that director meets, as discussed below, the stock ownership guidelines established by the board. Pursuant to the terms of our 2002 plan, the number of shares underlying each annual option grant to our directors is 6,750, subject to increase (up to a maximum of 7,500 shares annually) or decrease in the discretion of the board. On February 10, 2005, each of Messrs. Decker, Dumler, Kiser, McWilliams, Portner and Rubinovitz was awarded a stock option to purchase 5,850 shares of common stock at an exercise price of $54.38 per share. Upon his election to the board on August 2, 2005, Mr. Ryan was awarded a stock option to purchase 6,750 shares of common stock at an exercise price of $46.10 per share.

Directors who are also employees of the company do not receive cash or equity compensation for service on our board in addition to compensation payable for their service as employees of the company.

Stock Ownership Guidelines

In October 2003, the board approved new stock ownership and retention criteria. Under these guidelines, all members of the board and all of our executive officers are required to purchase a minimum of $100,000 worth of our stock, valued at the time of purchase, and to maintain this minimum amount throughout their tenure on the board or as an executive officer. New board members and executive officers will have three years to purchase this minimum amount at the rate of at least one-third per year.

CORPORATE GOVERNANCE

The Board and Board Meetings

The board consists of eight directors. The board has determined that each of the directors, with the exception of Messrs. Aron Ain, Mark Ain and Decker, qualify as “independent” as defined by applicable NASDAQ® and SEC rules. In making this determination, the board has concluded that none of these members has a relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Samuel Rubinovitz has served as lead director since August 2002 and presides over meetings of the independent directors.

During the fiscal year ended September 30, 2005, the board held a total of ten meetings. Each director attended at least 75% of the total number of meetings of the board and at least 75% of the meetings of all committees on which he served. Our corporate governance guidelines, which were adopted in August 2004, provide that directors are expected to attend the annual meeting of stockholders. All the directors attended the 2005 annual meeting of stockholders.

Board Committees

The board currently has, and appoints members to, three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each member of these committees is independent as defined by applicable NASDAQ® and SEC rules. Each of the committees has a written charter approved by the board. The current members of the committees are identified below:

Director	Audit		Compensation		Nominating & Corporate Governance
Richard J. Dumler	✓		✓	(Chair)
David B. Kiser	✓				✓
Lawrence J. Portner			✓
Samuel Rubinovitz			✓		✓	(Chair)
Bruce J. Ryan	✓	(Chair)

Audit Committee

The audit committee is composed of three independent directors, Messrs. Ryan, Dumler and Kiser, each of whom meets the independence and financial literacy requirements as defined by applicable NASDAQ® and SEC rules. The audit committee assists the board in its general oversight of our financial reporting, internal controls, legal compliance, ethics programs and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of the registered public accounting firm. The board has determined that Mr. Ryan qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.

The audit committee acts under the terms of a written charter initially adopted in May 2000, which was most recently amended and restated in February 2004. The audit committee met ten times during the fiscal year ended September 30, 2005. For more information regarding the audit committee, please refer to the “Report of Audit Committee” beginning on page 12.

Compensation Committee

The compensation committee, which is appointed by the board, is composed of three non-employee, independent directors as defined by applicable NASDAQ® rules. The committee is responsible for establishing and administering the policies that govern both annual compensation and equity ownership. It reviews and approves salaries, bonus and incentive compensation, perquisites, equity compensation, and all other forms of compensation for our executive officers, including the chief executive officer. The compensation committee is also responsible for reviewing and administering our incentive compensation plans, equity incentive programs and other benefit plans. It periodically reviews and makes recommendations to the board with respect to director compensation. The compensation committee met three times during the fiscal year ended September 30, 2005. For more information regarding the compensation committee, please refer to the “Report of Compensation Committee” beginning on page 13.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee, which is appointed by the board, is composed of two independent directors as defined by applicable NASDAQ® rules. The nominating and corporate governance committee identifies individuals qualified to become members of the board, recommends nominees for director to the board, develops and reviews applicable corporate governance principles, reviews and makes recommendations to the board with respect to senior executive succession planning and oversees the evaluation of the board and management. The nominating committee met once during the fiscal year ended September 30, 2005.

The nominating and corporate governance committee acts under the terms of a written charter, which is not presently available on our website. A copy of the nominating and corporate governance committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.

Director Candidates

In the event of a vacancy on the board, the process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting” on page 32. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

Communicating with the Independent Directors

Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead director, Mr. Rubinovitz, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director, with the assistance of our general counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Kronos Incorporated Board of Directors, c/o Corporate Secretary, Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. We have posted a current copy of the code on our website, which is located at www.kronos.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ® listing standards concerning any amendments to, or waivers from, any provision of the code.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee are independent directors, and none of them are present or past employees or officers of ours or any of our subsidiaries. No member of the compensation committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our board or compensation committee.

REPORT OF AUDIT COMMITTEE

The audit committee is responsible for assessing the information provided by management and the registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our registered public accounting firm, Ernst & Young, is responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm, with and without management present, to discuss the results of Ernst & Young’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The audit committee has discussed with Ernst & Young that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended September 30, 2005 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the Securities and Exchange Commission. The audit committee has recommended to the board the reappointment of Ernst & Young as our registered public accounting firm for the 2006 fiscal year.

By the Audit Committee of the Board of Directors:

Bruce J. Ryan, Audit Committee Chair
Richard J. Dumler, Audit Committee Member
David B. Kiser, Audit Committee Member

REPORT OF COMPENSATION COMMITTEE

Introduction

Typically, the chief executive officer and executive chairman of the board make recommendations to our committee with respect to executive compensation. We review their proposals and make a final determination concerning the scope and nature of compensation arrangements. To assist us in this endeavor, we may from time to time retain the advice of an independent consultant and/or commission compensation surveys or studies as the need arises. In fiscal 2005, the committee retained the services of a nationally recognized third party advisor in connection with its review of executive compensation.

We believe that it is important that our stockholders understand our philosophy regarding executive compensation, and how this philosophy manifests itself in our various compensation plans.

Philosophy

All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Different programs are geared to short and longer-term performance with the goal of increasing stockholder value over the long term.

Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for the stock. We believe that the performance of the executives in managing our company, considered in the light of general economic and specific company, industry and competitive conditions, should be the basis for determining their compensation, bonuses and stock option awards. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Programs

We currently have three major components to our executive compensation plans: salary, bonus and stock option and other equity incentive programs. At the beginning of each year, we review the history of each executive officer’s total compensation over each of the past five years and compare the compensation of the executive officers with that of the executive officers in an appropriate market comparison group.

Base Salary

Each year a company-wide target is set for merit increases. This is based upon our performance, which may include the company’s financial performance relative to prior year plan, its competitive position and its prospects for the coming year, all in light of industry and economic conditions. Proposed executive salaries take this target into account along with the individual executive’s level of responsibility, experience and performance. In determining whether the proposed base salaries are appropriate, our committee compares them to salary compensation at comparably sized companies in the electronics and software industries on both the national level and the local Massachusetts area, taking into account Kronos’ performance in comparison to theirs. To track these considerations, we rely on salary surveys conducted by third parties, SEC filings and our own knowledge of compensation at companies in the greater Boston metropolitan area. In fiscal 2005, the committee also retained a third party to advise it on appropriate salary levels for our executive officers for fiscal 2006.

Our goal is to establish salary compensation for our executive officers based on our company’s operating performance relative to comparable peer companies over a three to five year period. In doing so, we take into account the salary compensation of officers with comparable qualifications, experience and responsibilities at our peer companies. However, while this may result in relatively high compensation for our senior officers because of their performance, it is our policy not to pay our chief executive officer at the highest level relative to his peers but rather to set his compensation on a basis relative to the other members of our senior management team. We believe that this gives us the opportunity to attract and retain talented managerial employees both at the senior executive level and below.

Bonus

The management incentive plan is designed to reward our executives for the achievement of shorter-term financial goals, principally increases in pre-tax income. It is our general philosophy that management be rewarded for their performance as a team in the attainment of these goals, rather than individually. Although each executive officer is eligible to receive an award under the plan, the granting of the awards to any individual or the officers as a group is entirely at the discretion of our committee. We may choose to award the bonus or not, and decide on the actual level of the award in light of all relevant factors after completion of the fiscal year.

At the beginning of fiscal 2005, our committee set guidelines for bonus awards based primarily upon our achievement of pre-tax income performance goals relative to our financial plan for fiscal 2005. The target bonus amount for each executive officer under the plan was established at 40% of each officer’s fiscal 2005 base salary, which corresponded to our achievement of 100% of pre-tax income as set forth in our financial plan for fiscal 2005. The bonus payable to each executive officer for fiscal 2005 ranged from 20% to 80% of each officer’s base salary, depending on our achievement of the level of pre-tax income established in our financial plan for fiscal 2005. We believe this level of award strikes the right balance between incentive and reward, without offering undue incentives to management to make short-term decisions that could be harmful in the long run.

In granting the bonus awards for fiscal 2005, we based our decision primarily upon the achievement by Kronos of the pre-tax performance goals established in the plan, but we also took into consideration other factors, including Kronos’ improved product offerings and market position. Based upon this, we awarded each executive officer a bonus equal to 57.14% of his or her base salary.

Stock Option and Equity Incentive Programs

We intend that our stock option program be the primary vehicle for offering long-term incentives and rewarding and retaining our executives and key employees. Because of the direct relationship between the value of an option and the market price of our common stock, we believe that granting stock options motivates the executives to manage our company in a manner that is consistent with the interests of our company and our stockholders. Our goal is to enable members of the program to participate in our success commensurate with their contributions. We want our executives to achieve a meaningful equity stake in our company through their participation in the option program. In order to be eligible to receive stock option awards, we require the executive officers to acquire and maintain $100,000 worth of Kronos stock, valued at the time of purchase.

The members of our committee and the board are mindful of well-publicized abuses of such incentive plans at other companies. Our options vest in four equal annual installments and we generally make moderate option awards to key employees over an extended period of years, rather than grant large numbers of options at any one time. We believe that this gives optionees an interest in the longer-term success of our company rather than focusing them on the performance of Kronos for any particular period.

In light of the fact that the issuance of stock options dilutes the ownership interest of our stockholders, stock options issued under the 2002 plan have a duration of 4 1/2 years, as opposed to the more common ten-year duration. The number of options awarded, as a percentage of the shares outstanding, has decreased in each of the past three years. Further, the proceeds from the exercise of options are typically used to fund our stock repurchase program. For example, if options are exercised after the market value of the stock has doubled and these proceeds are used to repurchase our stock, the dilution from granting the stock options is reduced by half.

We grant stock awards to key employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. However, there is no set formula for the granting of awards to individual executives or employees. We generally grant stock awards in conjunction with our review of the individual performance of key executives, including the chief executive officer, and their contributions to our company.

In each of the past three fiscal years, we have granted on average options to purchase 3.8% of the outstanding shares of our common stock on a fully-diluted basis. Of this amount, less than one quarter has been granted to the named executive officers, and the balance has been granted to other officers and key employees. During fiscal year 2005, 444 employees received stock option awards to purchase an aggregate of 3.3% of the outstanding shares, including the named executive officers, who received options to acquire an aggregate of 233,000 shares or 22.6% of the total options granted in fiscal 2005.

In connection with our stock incentive plans, participants may use shares to exercise their options or to pay taxes at the applicable statutory minimum rate on nonstatutory options. The purpose of this program is to encourage our officers to hold rather than sell their shares of common stock.

The 2003 ESPP is designed to appeal primarily to non-executive employees and is not intended to be a meaningful element in executive compensation. Beginning in fiscal year 2006, the Company will award restricted stock units to certain eligible employees as we believe that this is a more efficient way to reward them for and motivate them toward superior performance. However, officers of the company and those reporting directly to them will not be eligible to receive restricted stock, as we believe stock options better align the interests of management and the stockholders.

Perquisites

There has been much concern voiced about perquisites enjoyed by the executives of certain companies. Our executives are entitled to few benefits that are not otherwise available to all employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

The perquisites we provided in fiscal 2005 are as follows. All employees who participated in the 401(k) plan received up to $2,000 in matching funds. Each of the executives participated in the 401(k) plan and received the full $2,000 match. Each year, we hold a sales incentive trip to reward the top achievers in our sales and service organization. If they so choose, participants may be accompanied by their spouse. In fiscal 2005, the five executive officers who led the trip were also accompanied by their spouse, the cost of whose trip we paid for. Our health and insurance plans are the same for all employees. In general, the employees pay 25% of the health premium. However, it is our policy to pay the full premium for the executives. In fiscal 2005, we provided estate and tax planning services for Mark S. Ain. For more information, please refer to the “Summary Compensation Table” on page 17.

Compensation of Chief Executive Officer

In fiscal year 2005, Mark S. Ain served as our chief executive officer. He received a salary of $501,923 and earned bonus compensation of $285,700. In determining whether or not to pay to Mr. Ain bonus compensation for fiscal 2005 and at what level to pay it, the committee used the criteria described above under “Bonus”. We therefore awarded Mr. Ain, as we did our other executives, a bonus equal to 57.14% of his base salary. On December 5, 2005, we granted Mr. Ain a nonstatutory stock option to purchase 50,000 shares of common stock at a price of $48.22 per share, the fair market value on the date of the grant. This option vests and becomes exercisable at the rate of 12,500 shares per year, beginning on the first anniversary date of the grant and each one year anniversary thereafter for the ensuing three years. In determining the number of shares covered by the option granted to Mr. Ain, we considered the total number of shares available for grant, evaluated Mr. Ain’s prior performance, the importance of retaining his services, and his potential to assist in the attainment of our long-term goals in his new position as executive chairman of the board, all in light of a special compensation study of comparable positions by our third party advisor. In addition, Mr. Ain received $36,859 in other compensation including a 401(k) match and estate and tax planning services. Please refer to the “Summary Compensation Table” on page 17 for details.

On October 31, 2005, the board elected Aron J. Ain as chief executive officer and Mark S. Ain as executive chairman of the board. In November, 2005 the compensation committee approved the fiscal 2006 compensation arrangements and the fiscal 2005 bonus payments for Mr. Aron Ain and Mr. Mark Ain.

The compensation committee set Mr. Aron Ain’s fiscal 2006 base salary at $480,000 and Mr. Mark Ain’s fiscal 2006 base salary at $425,000. The compensation committee also approved the management incentive plan for fiscal year 2006. Mr. Aron Ain and Mr. Mark Ain will each be eligible to receive an award under the 2006 management incentive plan, as will each of the other executive officers. The target bonus amount for each executive officer under the plan has been established at 40% of such officer’s fiscal 2006 base salary, which corresponds to our achievement of 100% of our pre-tax income as set forth in our financial plan for fiscal 2006.

We reviewed all the components of the chief executive officer and executive chairman’s compensation including salary, bonus, equity compensation, realized and unrealized stock option gains and the cost of all perquisites. Based on our review, we have determined that their total compensation in the aggregate is reasonable. In reaching this conclusion, we considered not only the various components of their compensation but compared their compensation to that earned by chief executives and executive chairmen in comparably sized companies in the electronics and software industries and our relative performance to our peers over the longer term.

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

By the Compensation Committee of the Board of Directors:

Richard J. Dumler, Compensation Committee Chair Lawrence J. Portner, Compensation Committee Member Samuel Rubinovitz, Compensation Committee Member

Executive Compensation

Summary Compensation. In the following table, we provide certain information about the annual and long term compensation of the chief executive officer and each of the four other most highly compensated executive officers during the three fiscal years ended September 30, 2003, 2004 and 2005 who were serving as executive officers on September 30, 2005, who we refer to as our “named executive officers”.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)(2)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Mark S. Ain(4) CEO and Chairman	2005 2004 2003	$501,923 491,250 472,812	$285,700 341,250 216,600	$34,859 42,442 27,134	56,000 88,500 90,000	$2,000 2,000 2,000

Paul A. Lacy(4) Exec. V.P. and Chief Financial and Administrative Officer	2005 2004 2003	316,212 297,269 286,096	180,000 206,500 131,100	5,583 4,998 4,452	50,750 58,500 60,000	2,000 2,000 2,000

Aron J. Ain(4) Exec. V.P. and Chief Operating Officer	2005 2004 2003	316,212 297,269 286,096	180,000 206,500 131,000	6,739 6,156 7,954	50,750 58,500 60,000	2,000 2,000 2,000

Peter C. George(4) V.P., Engineering and Chief Technology Officer	2005 2004 2003	277,062 265,023 254,977	157,725 184,100 116,840	3,878 8,572 3,057	37,750 43,500 45,000	2,000 2,000 2,000

James J. Kizielewicz(4) V.P., Corporate Strategy	2005 2004 2003	277,062 265,023 254,977	157,725 184,100 116,840	3,726 3,420 3,157	37,750 43,500 45,000	2,000 2,000 2,000

(1)	Includes (a) the portion of the health insurance premiums typically paid by the employee but which is paid by us on behalf of our executive officers and (b) the cost of the annual sales incentive trip.
(2)	Includes the following amounts for estate and tax planning services: Mark S. Ain: $26,802 in fiscal 2005, $36,286 in fiscal 2004 and $22,294 in fiscal 2003; Aron J. Ain: $3,000 in fiscal 2003; and Peter C. George: $5,000 in fiscal 2004.
(3)	Amounts shown represent matching contributions made to the 401(k) savings plan on behalf of the named executive officers.
(4)	On October 31, 2005, our previously announced executive succession plan took effect. Mark S. Ain became executive chairman of the board; Aron J. Ain was named chief executive officer; Paul A. Lacy became president while remaining chief financial officer; and Peter C. George and James J. Kizielewicz were each promoted to the position of senior vice president.

Option Grants and Exercises

The following tables summarize option grants awarded to and exercises by the named executive officers during the fiscal year ended September 30, 2005 and the value of the options held by these officers at the end of fiscal year 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/Sh)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name					5% ($)	10% ($)
Mark S. Ain	56,000	5.4%	$48.21	05/22/09	$663,855	$1,450,595

Paul A. Lacy	50,750	4.9%	48.21	05/22/09	601,618	1,314,601

Aron J. Ain	50,750	4.9%	48.21	05/22/09	601,618	1,314,601

Peter C. George	37,750	3.7%	48.21	05/22/09	447,509	977,856

James J. Kizielewicz.	37,750	3.7%	48.21	05/22/09	447,509	977,856

(1)	Each option vests in four equal annual installments commencing one year from the date of grant.
(2)	Based on an aggregate of 1,031,500 shares subject to options granted to employees in fiscal 2005.
(3)	The exercise price of each option was equal to the fair market value of common stock on the date of grant as reported by The NASDAQ National Market®.
(4)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are shown net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionholder’s continued employment with us through the option vesting period and the date on which the options are exercised.

On December 5, 2005, our executive officers were granted non-statutory stock options to purchase an aggregate of 312,500 shares at a price of $48.22 per share, the fair market value on the date of grant. Mark S. Ain, Aron J. Ain, Paul A. Lacy, Peter C. George and James J. Kizielewicz were each granted a non-statutory stock option to purchase 50,000, 60,000, 55,000, 45,000 and 40,000 shares of common stock, respectively, with the balance being awarded to the other executive officers as a group.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In- The-Money Options at Fiscal Year-End ($)(2)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Mark S. Ain	84,375	$3,139,425	77,250/193,250	$1,547,153/$2,306,363
Paul A. Lacy	34,874	1,225,342	44,625/141,501	927,364/ 1,518,831
Aron J. Ain	50,874	1,752,882	14,625/141,501	85,264/ 1,518,831
Peter C. George	37,438	1,395,568	44,875/106,375	925,951/ 1,158,514
James J. Kizielewicz	19,688	733,145	24,375/106,375	413,636/ 1,158,514

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.
(2)	Based on the fair market value of the common stock on September 30, 2005 ($44.64), the last day of the 2005 fiscal year, less the option exercise price.

Retention Agreements

We have entered into retention agreements with each of our executive officers, consisting of Mark S. Ain, Paul A. Lacy, Aron J. Ain, Peter C. George, James J. Kizielewicz, Lloyd B. Bussell, Joseph R. DeMartino and Laura L. Vaughan. The retention agreements generally provide that, if within 12 months following a change in control the executive’s employment is terminated for reasons other than for cause (as defined in the retention agreement) or by the executive for good reason (as defined in the retention agreement), the executive will receive a cash payment equal to three times the sum of the executive’s highest base salary and highest bonus, received in any year for the five-year period prior to such change in control. The executive has the option to receive this cash payment in one lump sum or in 36 equal monthly installments, with an annual interest rate on the unpaid principal balance equal to the minimum applicable federal rate in effect on the date of termination. The retention agreements also provide that we will continue to provide benefits to each executive for a period of one year after the date of his or her termination.

Certain Relationships

Joshua Ain, the son of Mark S. Ain and nephew of Aron J. Ain, works as a software engineer for the company and received annual compensation of $61,584 in fiscal 2005. Jack Rich, the brother-in-law of Mark S. Ain and Aron J. Ain, is employed by the company as a senior member of the technical staff and received annual compensation of $219,602 in fiscal 2005. Amy Brar, a daughter of W. Patrick Decker, a director of the company, works as the director of corporate strategy and received annual compensation of $130,566 in fiscal 2005.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act, or “Section 16(a)”, requires that directors, executive officers and persons who own more than ten percent of any registered class of a company’s equity securities, or “reporting persons”, file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Reporting persons holding our stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports, and written representations from such reporting persons, we believe that all filings required to be made by reporting persons of our stock were timely filed for the year ended September 30, 2005 in accordance with Section 16(a).

COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total stockholder return on our common stock with the cumulative return of (i) the NASDAQ® Stock Market—U.S. Index, and (ii) the S&P500 Info Technology—Price Index during the five-year period ended September 30, 2005. The graph assumes the investment of $100 in our common stock, the NASDAQ® Stock Market—US Index and the S&P500 Info Technology—Price Index and assumes dividends are reinvested. Measurement points are the last days of our fiscal years ended September 30, 2001, 2002, 2003, 2004 and 2005, and the last trading days of each of the other months in our 2001, 2002, 2003, 2004 and 2005 fiscal years.

PROPOSAL II

APPROVAL OF OUR AMENDED AND RESTATED

2002 STOCK INCENTIVE PLAN

We believe that our future success and the continued growth in shareholder value depends, in large part, on our ability to attract, retain and motivate key employees with experience and ability, in particular our technical personnel, in today’s intensely competitive market. Participation in the 2002 plan rewards key employees for superior performance by giving them an opportunity to participate in this success. We believe that the stock options that may be granted and other stock-based compensation awards that may be made under the 2002 plan are consistent with the grants and awards made by companies with which we compete for key talent.

Under the 2002 plan, we are currently authorized to grant equity awards to purchase up to an aggregate of 5,000,000 shares of common stock, although we have undertaken not to issue more that 4,850,000 shares. As of December 19, 2005, 4,227,424 shares of common stock had been issued, or are reserved for issuance, pursuant to awards granted under the 2002 plan to our employees and directors. We estimate that the remaining 772,576 shares available for issuance under the 2002 plan will not be sufficient to meet our needs for the duration of the 2002 plan, which expires by its terms in 2012. This is the only stock incentive plan under which we can currently issue any awards, other than the 2003 employee stock purchase plan. Since its initial approval by the stockholders in February 2002, all the awards granted under the 2002 plan have been in the form of non-statutory stock options, with the exception of some recent restricted stock unit awards.

While we believe that stock option awards are still an effective way to attract and retain key employees and to link the interest of the employees with those of the stockholder, we also realize that it is important that we utilize other forms of equity awards as and when we may deem necessary. We believe this flexibility is especially important because the evolution of regulatory, tax and accounting treatment of equity incentive programs may affect our current ability to achieve effective long-term incentives for management and employees.

Accordingly, on November 15, 2005 our board approved, subject to stockholder approval, to amend and restate the 2002 plan to, among other things:

•	increase the number of shares available for issuance under the 2002 plan (subject to adjustment for certain changes in the company’s capitalization) by an additional 4,000,000 shares;

•	clarify that the board may grant “restricted stock units”, awards entitling the recipient to receive shares of common stock to be delivered at the time such shares vest;

•	eliminate a provision in the 2002 plan that limits the maximum number of shares with respect to which awards other than options and stock appreciation rights may be granted to 1,500,000 and instead add a share counting formula to the 2002 plan pursuant to which each share issued under awards other than stock options or stock appreciation rights counts against the number of total shares available under the 2002 plan as 2.2 shares, and each share issued under stock options or stock appreciation rights counts against the total shares available under the 2002 plan as one share; and

•	eliminate our ability to add to the number of shares available for grant of awards under the 2002 plan any shares of common stock tendered to us to exercise an award or any shares withheld from the exercise of an award to cover the resulting tax liability.

If the stockholders do not approve the proposed amendment and restatement, our ability to grant any further options or make any further awards of stock under the Plan will be significantly curtailed and our flexibility in granting the most appropriate type of award will be significantly limited. This is likely to adversely impact our ability to attract, retain and motivate current and prospective employees.

Our board of directors believes adoption of the amended and restated 2002 stock incentive plan is in the best interests of us and our stockholders and recommends a vote “FOR” the approval of this plan.

Description of the Amended and Restated 2002 Stock Incentive Plan

The following is a brief summary of the 2002 plan and this summary is qualified in its entirety by reference to the actual 2002 plan, a copy of which is attached to this proxy statement as “APPENDIX B” and to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s Internet home page (www.sec.gov). In addition, a copy of the 2002 plan may be obtained from our corporate secretary by writing to Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824.

Types of Awards

The 2002 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. We refer to these collectively in this proxy statement as “awards.”

Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price that is at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company). No option may vest in whole or in part prior to the first anniversary of the grant date or have a term of greater than five years. The 2002 plan permits the following forms of payment of the exercise price of options:

•	by cash or check payable to the order of Kronos Incorporated;

•	a “cashless exercise” through a broker supported by an irrevocable and unconditional undertaking by such broker to deliver sufficient funds to pay the applicable exercise price and tax withholding, if any;

•	surrender to us of shares of common stock held by the optionee, subject to the restrictions set forth in the 2002 plan;

•	any combination of these forms of payment.

Director Options. The 2002 plan provides for initial and annual grants of nonstatutory stock options to non-employee members of our board of directors. Upon commencement of service on the board, each non-employee director receives an option grant for 6,750 shares of common stock (subject to increase (up to a maximum of 7,500 shares annually) or decrease in the discretion of the board) and, on the date of each annual meeting thereafter, receives an option grant to purchase an additional 6,750 shares (subject to increase (up to a maximum of 7,500 shares annually) or decrease in the discretion of the board), so long as the director shall have served on the board at least six months. The exercise price of these options will be equal to the closing price of our common stock on the trading date immediately prior to the grant date as reported by NASDAQ and will vest in four equal annual installments beginning on the first anniversary of the grant date. These options have a duration of 4 1/2 years.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Instead of granting awards for restricted stock, the board may grant awards entitling the recipient to receive shares of common stock to be delivered at the time such shares vest. Our proposed amendment and restatement of the 2002 plan clarifies this and specifically refers to such awards as “restricted stock units”. No restricted stock award may vest prior to the first anniversary of such award’s grant date and, with regard to restricted stock awards having time-based vesting, such awards may not vest with respect to more than 33 1/3% of the shares subject to such award on each anniversary of the grant date.

The compensation committee may determine, at the time of grant, that a restricted stock award made to one of our officers that will vest solely upon achievement of specified performance criteria be designed to qualify for deduction under Section 162(m) of the code. The performance criteria for each restricted stock award intended to so qualify for purposes of Section 162(m) of the code will be based on one or more of the following measures: earnings per share, return on average equity or assets, earnings, earnings growth, revenues, expenses, stock price, market share, return on sales, assets, equity or investment, regulatory compliance, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, net operating profit after tax, pre-tax and after-tax income, cash flow, or such other objective goals established by the compensation committee, and may be absolute in their terms or measured against or in relationship to other companies, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of: extraordinary items, gains or losses on the disposition of discontinued operations, the cumulative effects of changes in accounting principles, the write-down of any asset, and charges for restructuring and rationalization programs. Performance goals may vary by participant and may be different for different awards.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive an amount in cash or our common stock or a combination thereof determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be based solely on appreciation in the fair market value of our common stock or on a comparison of such appreciation with some other measure or market growth such as (but not limited to) appreciation in a recognized market index.

Other Stock-Based Awards. Under the 2002 plan, the board of directors has the right to grant other awards based upon our common stock having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions and the grant of securities convertible into common stock.

Eligibility to Receive Awards

All employees, officers, directors, consultants, advisors and other entities of ours, of our present or future parent or subsidiary corporations or of any other business venture in which we have a significant interest are eligible to be granted awards under the 2002 plan. We refer to holders of 2002 plan awards in this proxy statement as participants. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries. There are currently 5,000,000 shares of common stock reserved for issuance under the 2002 plan and, if the proposed amended and restated 2002 plan is approved by our stockholders at the annual meeting, there will be an additional 4,000,000 shares reserved for issuance under the 2002 plan. The maximum number of shares with respect to awards that may be granted to any person under the 2002 plan may not exceed 300,000 shares per fiscal year. Currently, the maximum number of shares with respect to which all awards other than options and stock appreciation rights may be granted under the 2002 plan is 1,500,000 shares in the aggregate. If the proposed amended and restated 2002 plan is approved by our stockholders at the annual meeting, this sub-limit will be eliminated and instead each share issued under awards other than options or stock appreciation rights will count against the number of shares reserved for issuance as 2.2 shares and shares issued under options or stock appreciation rights will count against the shares reserved for issuance on a share-for-share basis. The maximum number of shares with respect to which annual awards may be granted to non-employee directors is 7,500 shares, except in the case of newly appointed directors who will receive a grant of up to 7,500 additional shares upon their appointment to the board. Currently, shares of common stock tendered to us by a participant to exercise an award and shares withheld from the exercise of an award to cover the resulting tax liability may be added to the number of shares of common stock available for the grant of awards under the 2002 plan. If the proposed amended and restated 2002 plan is approved by our stockholders at the annual meeting, we will no longer be permitted to add such shares to the number of shares of common stock available for the grant of awards under the 2002 plan.

Plan Benefits

As of September 30, 2005, approximately 2,900 persons were eligible to receive awards under the 2002 plan, including our eight executive officers and six non-employee directors. Except with regard to options granted to our non-employee directors discussed above, the granting of awards under the 2002 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On December 19, 2005, the last reported sale price of our common stock on NASDAQ was $43.34.

Since adoption of the 2002 plan in February 2002, the following options have been granted under the 2002 plan to the following persons and groups:

Optionee(s)	No. of Options Granted
Named Executive Officers:
Mark S. Ain, Executive Chairman	298,000
Aron J. Ain, Chief Executive Officer	240,500
Paul A. Lacy, President and Chief Financial Officer	235,500
Peter C. George, Sr. V.P., Engineering and Chief Technology Officer	180,250
James Kizielewicz, Sr. V.P., Marketing and Corporate Strategy	175,250

All Current Executive Officers as a Group	1,526,800

All Current Directors who are not Executive Officers as a Group	103,500

Each Director Nominee
David B. Kiser	19,350

Each Associate of any of such Directors, Executive Officers or Nominees	—

Each Other Person who Received or is to Receive Five Percent of options under the 2002 Plan	—

All Employees, including all Current Officers who are not Executive Officers, as a Group:
Stock Option	2,723,625
Restricted Stock Units	70,500

Administration

The 2002 plan is administered by our compensation committee through a delegation of authority by our board of directors. The compensation committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2002 plan and to interpret the provisions of the 2002 plan. The composition of the compensation committee complies with Section 162(m) of the code and Rule 16-b3 promulgated under the Exchange Act.

Subject to any applicable limitations contained in the 2002 plan, the compensation committee selects the recipients of awards and determines:

•	the number of shares of common stock covered by an award and the dates upon which such award vests and/or becomes exercisable or free of conditions and/or restrictions (subject to the limitations on vesting described above);

•	the exercise price or purchase price of awards (which, with the exception of restricted stock awards, may not be less than 100% of fair market value of the common stock on the grant date); and

•	the duration of options (which may not exceed 5 years).

If any award expires or is terminated or surrendered, the unused shares of common stock covered by such award will again be available for grant under the 2002 plan, subject, however, in the case of incentive stock options, to any limitations under the code.

Transferability of Options

Awards generally may not be sold, assigned, transferred, pledged or otherwise encumbered by participants, except by will or the laws governing descent. However, with the approval of the board, a participant may transfer a nonstatutory stock option for no consideration to the participant’s immediate family or a trust for the benefit of the participant’s immediate family. In the event of any such transfer the transferee shall remain subject to all the terms and conditions applicable to the stock option agreement.

Forfeiture Provision

In the event that a participant terminates his or her employment for any reason whatsoever and, within twenty-four months for participants in the fields of research and development, engineering, testing, strategic planning or any phase of management or within twelve months for participants in all other fields, such participant:

•	accepts employment with any competitor of, or otherwise engages in competition with us; or

•	attempts to induce, directly or indirectly, any employee of ours to accept employment elsewhere;

our board of directors may require the participant to return, or (if not received) to forfeit, to us the economic value of an award which is realized or obtained (measured at the date of exercise or vesting) by such participant during the twelve months prior to the date of such participant’s termination of employment with us.

Changes in Employment Status

In the event a participant’s employment or service terminates by reason of death, the participant’s legal representatives may exercise his or her award for such number of shares that were vested on the date of death until the earlier of two years following the date of death or the expiration date of the applicable award. If a participant’s employment or service terminates by reason of disability, the participant may exercise his or her award for such number of shares that were vested on the date of termination until the earlier of one year following the date of termination or the expiration date of the applicable award.

In the event a participant’s employment or service to us terminates because the participant retires, the participant may exercise his or her awards for such number of shares as were vested on the date of termination until the earlier of three months following the date of termination or the expiration date of the applicable awards, provided, that, if the retiring participant is at least 60 years of age and has been continuously employed by us for at least 10 years, the participant will be entitled to additional acceleration of vesting and an extended period in which to exercise his or her awards after the termination date, as provided for in the 2002 plan.

In the event a participant’s employment or service terminates for “cause” (as defined in the 2002 plan), all awards then held by the participant shall immediately terminate, provided, that, the board may allow, in its discretion, the participant to exercise his or her awards for such number of shares that were vested on the date of termination for a period of time as determined by the board of directors.

If a participant’s employment or service is interrupted due to a leave of absence (whether paid or unpaid), all awards held by such participant will cease to vest for the period of such leave of absence and will resume vesting upon return of the participant to full employment or service with us.

In the event a participant’s status with us terminates for reasons other than those outlined above, such participant may exercise his or her awards for such number of shares that were vested on the date of such change in status until the earlier of three months after the date of such change in status or the expiration date of the applicable awards.

Adjustments for Changes in Common stock and Other Events

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization, each award outstanding under the 2002 plan shall be appropriately adjusted to reflect any such event if the board of directors determines in good faith that an adjustment is necessary or appropriate.

In the event of a proposed liquidation or dissolution of us, all unexercised awards shall become immediately exercisable in full and/or free of conditions and restrictions at least 10 business days prior to the effective date of such proposed liquidation or dissolution and, upon the effectiveness of such an event, all remaining outstanding awards shall terminate if not exercised.

Reorganization Events and Change in Control Events

Stock Options. Upon the occurrence of a “reorganization event” (as defined in the 2002 plan), or the signing of an agreement with respect to a reorganization event, all outstanding options will be assumed or an equivalent option substituted by the successor corporation, provided that if such reorganization event also constitutes a “change in control event” (as defined in the 2002 plan) one-half of the unvested shares subject to each option shall become immediately exercisable and the remaining one-half of such shares will continue to vest in accordance with each option’s original vesting schedule. If on or prior to the one year anniversary of a reorganization event, a participant’s employment with us or our succeeding corporation is terminated by such participant for “good reason” (as defined in the 2002 plan) or is terminated by us without cause, all options held by such participant shall become immediately exercisable.

In the event the acquiring or succeeding corporation in a reorganization event does not agree to assume, or substitute for, outstanding options, then the board of directors must either accelerate the options to make them fully exercisable prior to consummation of the reorganization event or provide for a cash out of the value of any outstanding options.

Upon the occurrence of a change in control event that does not also qualify as a reorganization event, the vesting schedule of each outstanding option shall be accelerated in part so that one-half of the unvested shares subject to each option shall become immediately exercisable and the remaining one-half of such shares will continue to vest in accordance with each option’s original vesting schedule.

Restricted Stock. Upon the occurrence of a reorganization event that is not a change in control event, the repurchase and other rights of ours under each outstanding restricted stock award shall inure to the benefit of our successor and shall apply to the cash, securities or other property into which our common stock is converted. Upon the occurrence of a change in control event, except as may be provided in the applicable award, the vesting schedule of all restricted stock awards shall be accelerated in part so that one-half of the unvested shares subject to each restricted stock award shall become immediately free of conditions or restrictions and the remaining one-half of such shares will continue to become free of conditions or restrictions in accordance with each restricted stock award’s original vesting schedule. If on or prior to the one year anniversary of a reorganization event a participant’s employment with us or our succeeding corporation is terminated by such participant for “good reason” (as defined in the plan) or is terminated by us without cause, all restricted stock awards held by such participant shall become immediately free of all conditions and restrictions.

Stock Appreciation Rights; Other Awards. The compensation committee may specify the effect of any reorganization event and/or change in control event with respect to any stock appreciation right or other award at the time such award is granted.

Amendment or Termination

No award may be granted under the 2002 plan after February 7, 2012, the date that is ten years from the date the 2002 plan was first approved by our stockholders, but awards previously granted may extend beyond that date. The compensation committee may at any time amend, suspend or terminate the 2002 plan, except that:

•	no award designated as subject to Section 162(m) of the code by the compensation committee after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders;

•	no amendment may increase the limitations on the number of shares available for grant under the 2002 plan or allow for below market price option awards without stockholder approval;

•	no amendment may amend the limitation on option repricing in the 2002 plan without stockholder approval;

•	no amendment may provide for awards under the 2002 plan other than those currently provided without stockholder approval; and

•	no other changes that require stockholder approval under the applicable NASDAQ rules without stockholder approval.

If our stockholders do not approve the adoption of the proposed amended and restated 2002 plan, the new and/or revised provisions contained in the proposed plan will not go into effect and we will continue to grant options under the currently existing terms of the 2002 plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our majority owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, whether the award includes a deferred feature and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the code.

PROPOSAL III

RELATIONSHIP WITH INDEPENDENT AUDITORS

Our board, on the recommendation of the audit committee, has selected the firm of Ernst & Young as our registered public accounting firm for fiscal 2006. Ernst & Young has served as our registered public accounting firm since 1979. Although stockholder approval of the board’s selection of Ernst & Young is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board will reconsider its selection of Ernst & Young.

Representatives of Ernst & Young are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Our board recommends a vote “FOR” the approval of Ernst & Young as our registered public accounting firm for the fiscal year ending September 30, 2006.

Independent Auditors’ Fees

The following table summarizes the fees of Ernst & Young, our registered public accounting firm, billed to us for each of the last two fiscal years:

Fee Category	FY 2005	FY 2004
Audit Fees(1)	$964,000	$362,000
Audit-Related Fees(2)	—	31,000
Tax Fees(3)	139,000	30,000
All Other Fees(4)	—	—
Total Fees	$1,103,000	$423,000

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements and which are not reported under “Audit Fees”. These services relate to accounting for revenue transactions and assistance with internal control reporting.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to assistance with and review of our foreign tax filings and assistance with our tax provision preparation and related disclosures, accounted for $24,000 of the total tax fees billed in fiscal 2005 and $30,000 of the total tax fees billed in fiscal 2004. Tax advice and tax planning services relate to the periodic research of and consultation on matters that arose during the fiscal year, including assistance with the company’s acquisition and transfer pricing activities that were undertaken in fiscal 2005. These fees accounted for $115,000 of the total tax fees billed in fiscal 2005 and $0 of the total tax fees billed in fiscal 2004.
(4)	In fiscal 2005 and 2004, there were no fees billed for services other than those described above.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specific types of services that are expected to be provided by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

The committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by our independent auditor. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chairman of the committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairman’s judgment it is considered appropriate, to call a special meeting of the committee for that purpose.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: Kronos Incorporated, 297 Billerica Road, Chelmsford, Massachusetts 01824, Attention: Secretary or by calling Kronos at (978) 250-9800. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2006 ANNUAL MEETING

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2007 annual meeting of stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 297 Billerica Road, Chelmsford, MA 01824, no later than September 11, 2006.

Our amended and restated by-laws also establish an advance notice procedure for stockholders who wish to nominate candidates for election as directors. We must receive a notice regarding stockholder nominations for director at our corporate headquarters not less than 60 days nor more than 90 days prior to the applicable stockholder meeting, provided, however, that in the event we do not publicly announce the date of the applicable annual meeting by mail, press release or otherwise more than 70 days prior to the meeting, we must receive the notice no later than the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination, all as set forth in the amended and restated by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements. We have not publicly announced the date of the 2006 annual meeting prior to the mailing of this notice and proxy statement. Accordingly, an appropriate notice from a stockholder regarding nominations for director to be acted on at the 2006 annual meeting must be received within ten days of this mailing.

Any stockholders wishing to submit proposals intended to be presented at our 2007 annual meeting of stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 or are not stockholder nominations of candidates for election as directors must ensure that they are received by us not later than November 25, 2006. The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal not timely submitted to us.

By Order of the Board of Directors,

PAUL A. LACY,
Secretary

January 9, 2006

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

KRONOS INCORPORATED

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

A. Purpose

The purpose of the Nominating and Governance Committee is to:

•	Identify individuals qualified to become members of the Board of Directors (the “Board”) of Kronos Incorporated (the “Company”);

•	Recommend to the Board the persons to be nominated by the Board for election as directors at the annual or any special meeting of stockholders;

•	Develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

•	Oversee the evaluation of the Board and management.

B. Structure and Membership

1. Number. The Nominating and Governance Committee shall consist of such number of directors as the Board shall from time to time determine.

2. Independence. Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating and Governance Committee shall be an “independent director” as defined by such rules.

3. Chair. Unless the Board elects a Chair of the Nominating and Governance Committee, the Committee shall elect a Chair by majority vote.

4. Compensation. The compensation of Nominating and Governance Committee members shall be as determined by the Board.

5. Selection and Removal. Members of the Nominating and Governance Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Nominating and Governance Committee from such Committee, with or without cause.

C. Authority and Responsibilities

General

The Nominating and Governance Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Board and Committee Membership

1. Selection of Director Nominees. Except where the Company is legally required by contract, by law or otherwise to provide third parties with the right to nominate directors, the Nominating and Governance Committee shall be responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the persons to be nominated by the Board for election as directors at the annual or any special meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee shall consider candidates proposed by stockholders. The Committee shall review and evaluate information available to it regarding candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

2. Criteria for Selecting Directors. The Board’s criteria for selecting directors are as set forth in the Company’s Corporate Governance Guidelines. The Nominating and Governance Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders.

3. Search Firms. The Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

4. Selection of Committee Members. The Nominating and Governance Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

Corporate Governance

5. Corporate Governance Guidelines. The Nominating and Governance Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

Evaluation of the Board and Management; Succession Planning

6. Evaluation of the Board. The Nominating and Governance Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board.

7. Succession of Senior Executives. The Committee shall identify, and periodically review and reassess, the qualities and characteristics necessary for an effective Chief Executive Officer and Chief Financial Officer. With these principles in mind, the Committee should periodically monitor and review the development and progression of potential internal, candidates against these standards.

8. Additional Powers. The Nominating and Governance Committee shall have such other duties as may be delegated from time to time by the Board.

D. Procedures and Administration

1. Meetings. The Nominating and Governance Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees. The Nominating and Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

3. Reports to the Board. The Nominating and Governance Committee shall report regularly to the Board.

4. Charter. The Nominating and Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5. Independent Advisors. The Nominating and Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

6. Investigations. The Nominating and Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

7. Annual Self-Evaluation. At least annually, the Nominating and Governance Committee shall evaluate its own performance and shall report the results of such evaluation to the full Board.

Adopted by the Nominating and Governance Committee

August 11, 2004

APPENDIX B

KRONOS INCORPORATED

2002 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2002 Stock Incentive Plan (the “Plan”) of Kronos Incorporated, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants, advisors and other entities are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan shall be deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to a committee or sub-committee of the Board (a “Committee”). Such Committee shall consist of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16-b3 promulgated under the Exchange Act. All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or a single member of the Board referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or board member.

(c) Delegation to a Single Member of the Board. To the extent permitted by applicable law, the Board may delegate to a single member of the Board the power to grant Awards to employees of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such Board member (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the Board member may grant; provided further, however, that the Board member shall not be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officers” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 13, Awards may be made under the Plan for up to 9,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires, is terminated, is canceled or is surrendered without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan shall consist of authorized but unissued shares.

(b) Share Counting Formula. Solely for the purpose of applying the limitation in this Section 4(a):

(1) each Stock Option and Stock Appreciation Right granted under this plan shall reduce the number of shares available for grant by one share for every one share granted.

(2) each Award granted under this plan other than a Stock Option or a Stock Appreciation Right shall reduce the number of shares available for grant by 2.2 shares for every one share granted.

(c) Sub-Limits. Subject to adjustment under Section 13, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 300,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(c)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The maximum number of shares with respect to which annual Awards may be granted to directors who are not employees of the Company at the time of grant shall be 7,500, except in the case of newly appointed directors who will receive a grant of up to 7,500 additional shares upon their appointment to the Board.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Kronos Incorporated, any of Kronos Incorporated’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 11(e), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

(d) Vesting and Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable agreement provided, however, that no Option shall vest in whole or in part before the first anniversary date of grant of that Option and no Option will be granted for a term in excess of 5 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery; and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; or

(4) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in this Section 5 or in Section 2.

6. Director Options.

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 6,750 shares of Common Stock (subject to adjustment under Section 13).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 6,750 shares of Common Stock (subject to adjustment under Section 13); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market® or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant, (ii) vest in four equal installments beginning on the first anniversary of the date of grant, provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service, (iii) expire on the earlier of 4 1/2 years from the date of grant or three months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d) Board Discretion. The Board shall have the specific authority to from time to time increase or decrease the number of shares subject to options granted under this Section 6, subject to the provisions of Section 4(c)(2).

7. Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award, but in no case will it become exercisable in whole or in part before the first anniversary date of grant of the Award and no SAR Award will be granted for a term of more than 5 years.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8. Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”). (Restricted Stock and Restricted Stock Units are referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price.

(c) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall not vest before the first anniversary of the date of grant and no more than 33 1/3% shall vest on each anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest before the first anniversary of the date of grant. This subsection (8)(c)(1) shall not apply to Awards granted pursuant to Section 11(h).

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

9. Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

10. Changes in Employment or Status

(a) Termination by Death. If any Participant’s employment or service to the Company or its subsidiaries terminates by reason of death, any Award to the extent exercisable immediately prior to date of death may be exercised by the legal representative or legatee of the Participant until the earlier of the second anniversary of the date of death or the original expiration date of the Award. The Board, in its sole discretion, may accelerate the vesting provisions of any outstanding options held by the participant immediately prior to the date of death.

(b) Termination by Reason of Disability. If any Participant’s employment or service to the Company or its subsidiaries terminates by reason of disability, any Award to the extent exercisable on the date of termination may be exercised by the Participant until the earlier of the first anniversary of the date of termination or the original expiration date of the Award.

(c) Termination by Reason of Retirement. If any Participant’s employment with the company or its subsidiaries terminates by reason of Retirement, any Award to the extent exercisable on the date of termination may be exercised by the Participant until the earlier of three (3) months from the date of termination or the original expiration date of the Award.

Notwithstanding the foregoing, a Participant who is at least sixty (60) years of age and has been in continuous employment with the Company for at least ten (10) years, shall have the privilege of accelerated vesting and an extended exercise period (neither of which may exceed the original expiration date of the Award) according to the following schedule:

Years of Employment In the Company	Years of Accelerated Vesting	Years to Exercise

10 years or more	1 year	2 years
15 years or more	2 years	3 years
20 years or more	3 years	3 years
25 years or more	4 years	4 years

The Retiree must give written notice of Retirement and have a signed Proprietary Rights and Confidentiality Agreement on file with the Company.

(d) Termination for Cause. If any Participant’s employment or service to the Company or its subsidiaries is terminated for Cause, any Award held by such Participant shall terminate immediately; provided that the Board may, at its sole discretion, allow the exercise of the Award by the Participant to the extent exercisable on the date of termination until the earlier of one month from the date of termination or the original expiration date of the Award.

(e) Leave of Absence. If any Participant’s employment with the Company is interrupted by reason of a leave of absence, whether paid or unpaid, any Award held by the Participant shall cease to vest during such leave of absence and will resume vesting upon the Participant’s return from such leave. The original expiration date of the Award shall in no way be affected.

(f) Other Termination. Unless otherwise determined by the Board, if a Participant’s status with the Company or its subsidiaries terminates for any reason other than death, disability, retirement, cause or leave of absence, any Awards to the extent exercisable on the date of termination or change of status may be exercised by the Participant until the earlier of three (3) months from the date of termination or change of status or the original expiration date of the Award.

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as otherwise provided in this paragraph 11(a), Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant or, in the event of a Participant’s incapacity, his or her guardian or legal representative. However, the Participant, with the approval of the Board, may transfer a Nonstatutory Stock Option for no consideration to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family, as defined in Rule 16a-1(e) of the Exchange Act. The transferee shall remain subject to all the terms and conditions applicable to the Stock Option. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise), as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(e) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that (i) the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, except for adjustments pursuant to paragraph 13 (“Adjustments for Changes in Common Stock and Certain Other Events”), the exercise price for any outstanding Award granted under the Plan may not be decreased after the date of grant nor may any outstanding Award under the Plan be surrendered to the Company as consideration for the grant of a new Award with a lower exercise price.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. Except as otherwise provided in Section 5(d) and 8(c), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(h) Performance Conditions.

(1) This Section 11(h) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the Compensation Committee”).

(2) Notwithstanding any other provision of the Plan, if the Compensation Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Compensation Committee may provide that this Section 11 (h) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 11(h), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow, or (q) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 11(h), the Compensation Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 11(h) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

12. Forfeiture Provision

In the event that a Participant terminates his or her employment with the Company or any of its subsidiaries for any reason whatsoever, and within twenty four (24) months for a Participant in the fields of research and development, engineering, testing, strategic planning or any phase of management or within twelve (12) months for a Participant in all other fields (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) attempts directly or indirectly to induce any employee of the Company to accept employment elsewhere, the Board of Directors, in its sole discretion, may require the Participant to return, or (if not received) to forfeit, to the Company the economic value of an Award which is realized or obtained (measured at the date of exercise or vesting) by such Participant during the twelve (12) months prior to the date of such Participant’s termination of employment with the Company. Nothing herein shall limit any other remedies that may be available to the Company under any other agreement(s).

13. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(c), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 5 and Section 6, (iv) the shares and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

(c) Reorganization and Change in Control Events

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or is cancelled;

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(iii) any liquidation or dissolution of the Company

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 25% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business

Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(c) “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

(d) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2) Effect on Options

(a) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Reorganization Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(b) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the

Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Stock Appreciation Rights and Other Stock Unit Awards

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

14. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m); (ii) no amendment may increase the limitations on the number of shares set forth in paragraph 4(a) or decrease the minimum Option exercise price set forth in paragraph 5(c) unless such amendment shall have been approved by the Company’s stockholders; (iii) the provisions relating to Option repricing in paragraph 11(e) may not be amended unless such amendment shall have been approved by the Company’s stockholders; (iv) no other type of Award other than those provided under the Plan may be awarded unless such amendment shall have been approved by the Company’s stockholders and (v) no other changes that require stockholder approval under the rules of the NASDAQ National Market, Inc.® may be made unless approved by the Company’s stockholders. In addition, if at any time the approval of the Company’s stockholders is required as to any modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

KRONOS INCORPORATED

Dear stockholder,

Please read the important information enclosed with this proxy card. There are a number of issues related to the management and operation of our company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Stockholders of record may vote in one of three ways:

•	Call toll-free 1-877-779-8683 on a Touch-Tone telephone and follow the instructions.

or

•	Via the internet at http://www.eproxyvote.com/kron and follow the instructions.

or

•	Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

Your vote must be received prior to our annual meeting of stockholders, which will be held on Thursday, February 16, 2006. Thank you in advance for your prompt consideration of these matters.

Sincerely,

Kronos Incorporated

DETACH HERE	ZKRO32

KRONOS INCORPORATED

Proxy for the Annual Meeting of Stockholders

To Be Held on February 16, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Mark S. Ain and Paul A. Lacy, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Kronos Incorporated which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at the corporate headquarters located at 297 Billerica Road, Chelmsford, Massachusetts on Thursday, February 16, 2006 at 10:00 a.m., or any adjourned sessions thereof. Each of the proposals contained in this proxy for approval by the stockholders has been proposed by Kronos, and none of the proposals contained in this proxy is conditioned upon the approval of any other proposal.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

Please sign this proxy exactly as your name(s) appear(s) on the reverse side hereof. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

KRONOS INCORPORATED

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

If you vote over the Internet or by telephone, please have your proxy card in hand.

Vote-by-Internet anytime prior to 11:59 p.m. Eastern Time on February 15, 2006 Log on to the Internet and go to http://www.eproxyvote.com/kron	OR	Vote-by-Telephone Call toll-free on a Touch-Tone Phone anytime prior to 11:59 p.m. Eastern Time on February 15, 2006 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZKRO31

☒	Please mark votes as in this example.	#KRO

***IF YOU WISH TO VOTE VIA THE INTERNET OR BY TELEPHONE, PLEASE READ THE INSTRUCTIONS ABOVE***

					FOR	AGAINST	ABSTAIN
KRONOS INCORPORATED				2. To approve our Amended and Restated 2002 Stock Incentive Plan.	☐	☐	☐

1. To elect the following persons as Class II directors (except as marked below):
(01) Mark S. Ain (02) David B. Kiser					FOR	AGAINST	ABSTAIN
FOR BOTH NOMINEES	☐	☐	WITHHOLD BOTH	3. To ratify the selection of Ernst & Young LLP as our registered public accounting firm for the 2006 fiscal year.	☐	☐	☐
☐_____________________ For both nominees except as noted above
				Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐
Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature:	Date:	Signature:	Date: